UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2012

DOLLAR TREE, INC.
(Exact name of registrant as specified in its charter)

VIRGINIA
(State or Other Jurisdiction of Incorporation)

0-25464	26-2018846
(Commission File Number)	(I.R.S. Employer Identification No.)

500 Volvo Parkway
Chesapeake, VA 23320
(Address of Principal Executive Offices and Zip Code)

(757) 321-5000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements.

On March 15, 2012, the Compensation Committee (the “Committee”) of the Board of Directors of Dollar Tree, Inc. (the “Company”) conducted its annual review of the base salaries and incentive compensation of the Company’s executive officers.

Base Salaries:  The Committee approved the following annual base salaries for the Company’s Named Executive Officers for fiscal 2012.

Name	Position	Base Salary
Bob Sasser	President, Chief Executive Officer	$1,350,000
Gary M. Philbin	Chief Operating Officer	$710,000
Kevin S. Wampler	Chief Financial Officer	$525,000
Robert H. Rudman	Chief Merchandising Officer	$620,000
Stephen W. White	Chief Logistics Officer	$400,000

Annual Incentive Bonus for fiscal 2011 and fiscal 2012:  The Committee authorized the payment of annual cash bonus awards to certain of the Company’s Named Executive Officers for fiscal year 2011 which ended on January 28, 2012. Cash bonuses are awarded under the Company’s shareholder approved Omnibus Incentive Plan and under the Management Incentive Compensation Plan, as applicable.  The Committee also approved the fiscal 2012 target bonus levels of 120% of salary for the Chief Executive Officer, 70% of salary for the Chief Operating Officer, Chief Financial Officer, Chief Merchandising Officer and Chief Logistics Officer and established the performance goals for fiscal year 2012.  Consistent with past practice, 85% of the award is based on the Company’s corporate performance achievement and 15% is based on the officer achieving individual performance goals.  The following table sets forth the bonus payments for fiscal 2011 and bonus target for fiscal 2012:

Name	Position	Bonus Payments Fiscal 2011	Bonus Target Fiscal 2012
Bob Sasser	President, Chief Executive Officer	$1,813,020	$1,620,000
Gary M. Philbin	Chief Operating Officer	$595,688	$497,000
Kevin S. Wampler	Chief Financial Officer	$445,983	$367,500
Robert H. Rudman	Chief Merchandising Officer	$513,540	$434,000
Stephen W. White	Chief Logistics Officer	$345,400	$280,000

The bonus target for fiscal 2012 assumes that the Company achieves 100% of its corporate performance goal and the executive achieves 100% of the individual performance goals.  Within certain limits, if the Company exceeds (or does not meet) its goal, the executive’s bonus can exceed (or fall below) the bonus target set forth above.

Prior Year Equity Awards:  The Committee reviewed the performance requirements relating to performance-based restricted stock units awarded to our Named Executive Officers on April 1, 2011 and described in the Company’s Form 8-K filed on March 22, 2011.  The Committee determined that the target level of operating income for fiscal 2011 had been met for these awards.

Current Year Equity Award: The Committee approved the dollar value of performance-based restricted stock units granted to certain Named Executive Officers of the Company, effective March 30, 2012.  The Committee approved the dollar value of restricted stock units in the amount of $3,500,000 to Bob Sasser; $1,200,000 to Gary Philbin; $836,000 to Kevin Wampler; $1,000,000 to Robert Rudman; and $447,000 to Stephen White.  The number of restricted stock units will be calculated by dividing the dollar value of the award by the fair market value of a share of Dollar Tree stock on March 30, 2012, and rounded down to the nearest five shares. The awards will be issued pursuant to the Form of Restricted Stock Unit Agreement attached hereto as Exhibit 10.2 and will be subject to the Company achieving a certain corporate performance goal in fiscal 2012. The units will vest ratably over three years provided the performance goal is achieved and the vesting conditions set forth in the Form of Restricted Stock Unit Agreement are met.

The Committee also approved the following long-term performance plan target award values, to be effective on March 30, 2012 to the following Named Executive Officers:  Bob Sasser, $600,000; Gary Philbin, $450,000; Kevin Wampler, $400,000; Robert Rudman, $400,000; Stephen White, $300,000.  The target award is divided equally between cash and restricted stock units and the target number of restricted stock units will be calculated by dividing the target restricted stock unit award value by the fair market value of a share of Dollar Tree stock on March 30, 2012.  Each Named Executive Officer will have the opportunity to earn an amount between zero percent (0%) and two hundred percent (200%) of his individual target award based on performance against the three-year cumulative operating income goal for the performance period beginning on January 29, 2012 and ending on January 31, 2015.  The award vests at the end of the performance period upon certification that performance was met. Each of these awards was issued pursuant to an agreement between the Company and the applicable Named Executive Officer conforming to the Form of Long-Term Performance Plan Award Agreement attached hereto as Exhibit 10.1.

Each of the above-referenced shares, was awarded under the Omnibus Incentive Plan, approved by the shareholders. The Form of Long-Term Performance Plan Award Agreement and the Form of Restricted Stock Unit Agreement were adopted by the Compensation Committee for use under the Omnibus Incentive Plan.

Item 9.01. Financial Statements and Exhibits.

(c)         Exhibits.

10.1      Form of Long-Term Performance Plan Award Agreement.
10.2      Form of Restricted Stock Unit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DOLLAR TREE, INC.

Date: March 21, 2012	By:	/s/ Kevin S. Wampler
Kevin S. Wampler
Chief Financial Officer